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                                                                 Exhibit 2(h)(3)



                          NEW COLONY EQUITY INCOME FUND

               MINIMUM OF $20,000,000 UNITS OF BENEFICIAL INTEREST
                                       AND
               MAXIMUM OF $75,000,000 UNITS OF BENEFICIAL INTEREST

                          AGREEMENT AMONG UNDERWRITERS

                                                                          , 2002
Investors Capital Corp.
230 Broadway
Lynnfield, MA 01940

As Managing Underwriter

GENTLEMEN:

     We wish to confirm as follows the agreement among you, the undersigned and the other members of the Underwriting Group named in Schedule A to the Best Efforts Underwriting Agreement, as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the sale by the Underwriters severally from New Colony Equity Income Fund, a closed-end investment Fund ("Fund") of a minimum of $20,000,000 units of beneficial interest ("Units") and a maximum of $75,000,000 Units offered as described above and as set forth in Schedule A to the Best Efforts Underwriting Agreement. The number of Units to be sold by each Underwriter from the Fund shall be determined in accordance with
Section 2 of the Best Efforts Underwriting Agreement. It is understood that changes may be made in those who are to be Underwriters and in the respective numbers of Units to be sold by them, but that the Best Efforts Underwriting Agreement will not be changed without our consent, except as provided herein, and in the Best Efforts Underwriting Agreement. The obligations of the Underwriters to sell the number of Units set opposite their respective names in Schedule A to the Best Efforts Underwriting Agreement, are herein called their "underwriting obligations." The number of Units set opposite our names in said Schedule A, are herein called "our Units." For purposes of this Agreement the following definitions shall be applicable:

     (a) "Manager's Concession" shall be the compensation to you for acting as Manager as provided in Paragraph 1 of not less than eight percent (8.0%) of the underwriting commission. The Manager's Concession shall include the right to the non-accountable expenses to be paid pursuant to the Best Efforts Underwriting Agreement.

     (b) "Underwriting Group Concession" shall mean compensation to members of the Underwriting Group for assuming the underwriting risk and shall be not less than 0.75 percent (.75%) of the underwriting discount and does not include any non-accountable expenses.

     (c) "Dealer's Concession" shall mean compensation to Dealers, who are members of the Selling Group and shall, as to Dealers who have executed an agreement with you, be not less than five and one-half percent (5.5 %) of the underwriting discount.

     (d) "Dealer's Reallowance Concession" shall mean the compensation allowed Dealers by Underwriters other than you and shall be one-half (1/2) of the Dealer's Concession.

     1. Authority and Compensation of Representative. We hereby authorize you, as our Representative and on our behalf, (a) to enter into an agreement with the Fund substantially in the form attached hereto as Exhibit A ("Best Efforts Underwriting Agreement"), but with such changes therein as in your judgment are not materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Best Efforts Underwriting Agreement, and (c) to take all such action as you, in your discretion, may deem necessary or advisable in order to carry out the provisions of the Best Efforts Underwriting Agreement and this Agreement and the sale and distribution of the Units. We authorize you, in executing the Best Efforts Underwriting Agreement on our behalf, to set forth in Schedule A of the Best Efforts Underwriting Agreement as our commitment to sell the number of Units (which shall not be substantially in excess of the number of Units included in your invitation to participate unless we have agreed otherwise) included in a wire, telex, or similar means of communication transmitted by you to us at least twenty-four (24) hours prior to the commencement of the offering as our finalized underwriting participation.


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     2. Public Offering. A public offering of the Units is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in your judgment is advisable. The Units shall be initially offered to the public at the public offering price of $20.00 per trust unit. You will advise us by telegraph or telephone when the Units shall be released for offering. We authorize you as Representative of the Underwriters, after the initial public offering, to vary the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Units at any time in effect is herein called the "Offering Price." Unless otherwise permitted, we will not sell any of the Units to any account over which we have discretionary authority.

     We hereby agree to deliver all preliminary and final Prospectuses as required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 and Section 5(b) of the Securities Act of 1933. You have heretofore delivered to us such preliminary Prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

     3. Offering to Dealers and Group Sales. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (such sales being herein called "Group Sales") and to dealers selected by you (such dealers being herein called the "Dealers") all or any part of our Units as you may determine. Such sales of Units, if any, shall be made
(a) in the case of Group Sales, at the Offering Price, and (b) in the case of sales to Dealers, at the Offering Price less the Dealer's Concession.

     Any Group Sales shall be as nearly as practicable in proportion to the underwriting obligations of the respective Underwriters. Any sales to Dealers made for our account shall be as nearly as practicable in the ratio that the Units reserved for our account for offering to Dealers bears to the aggregate of all Units of all Underwriters, including you, so reserved. On any Group Sales or sales to Dealers made by you on our behalf, we shall be entitled to receive only the Underwriter's Concession.

     You agree to notify us not less than twenty-four (24) hours prior to the commencement of the public offering as to the number of Units, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale, as herein before provided, any Units remaining unsold theretofore retained by us and we may, with your consent, retain any Units remaining unsold theretofore reserved by you. Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit B and by this reference incorporated herein. We authorize you to determine the form and manner of any communications with Dealers, and to make such changes in the Selected Dealers Agreement, as you may deem appropriate. In the event that there shall be any such agreements with Dealers, you are authorized to act as managers thereunder, and we agree, in such event, to be governed by the terms and conditions of such agreements. Each Underwriter agrees that it will not offer any of the Units for sale at a price below the Offering Price or allow any concession therefrom. We, as to our Units, may enter into agreements with Dealers, but any Dealer's Reallowance Concession shall not exceed half of the Dealer's Concession.

It is understood that any person to whom an offer may be made, as herein before provided, shall be a member of the National Association of Units Dealers, Inc. ("NASD") or dealers or institutions with their principal place of business located outside of the United States, its territories or possessions, and who are not eligible for membership under Section 1 of the Bylaws of the NASD who agree to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof, or residents therein, and, in making sales, to comply with the NASD's Rules of Fair Practice.

     We authorize you to determine the form and manner of any public advertisement of the Units.

     Nothing in this Agreement contained therein shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Units prior to the effective date of the Registration Statement, provided, however, that any such offer shall be made in compliance with any applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder and of any applicable state securities laws.

     4. Payment. We agree to send to the State Street Bank and Trust Company, upon receipt in accordance with Rule 15c2-4, funds from purchasers which are to be forwarded to the following special escrow account: "New Colony Equity Income Fund, Special Escrow Account"; a certified or bank cashier's check payable as above for the offering price of the Units, without any deductions.



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     5. Stabilization. We authorize you, until the termination of this
Agreement, (a) to make purchases and sales of the Units, in the open market or otherwise, for long or short account, and on such terms, and at such prices as you in your discretion may deem desirable, (b) in arranging for sales of Units, to overallot, and (c) either before or after the termination of this Agreement, to cover any short position incurred pursuant to this Section 5; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934. All such purchases, sales and overallotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations; provided, however, that our net position resulting from such purchases and sales and overallotments shall not at any time exceed, either for long or short account, fifteen percent (15%) of the number of Units agreed to be sold by us.

     If you engage in any stabilizing transactions as representative of the underwriters, you shall promptly notify us of that fact and in like manner you agree to promptly notify and file with us any stabilizing transaction in accordance with the requirements of Rule 17a-2(d) under the Securities Exchange Act of 1934.

We agree to advise you from time to time, upon request, until the settlement of accounts hereunder, of the number of Units at the time retained by us unsold.

     6. Open Market Transactions. We agree that, except with your consent and except as herein provided upon advice from you, we will not make purchases or sales on the open market or otherwise, or attempt to induce others to make purchases or sales, either before or after the purchase of the Units, and prior to the completion (as defined in Regulation M of the Securities Exchange Act of 1934) of our participation in the distribution, we will otherwise comply with Regulation M. Nothing in this Section 10 contained shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any Units of the Fund.

     7. Blue Sky. Prior to the initial offering by the Underwriters, you will inform us as to the states under the respective securities or Blue Sky laws of which it is believed that the Units have been qualified or are exempt for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Units in any jurisdiction. We will not offer and/or sell any Units in any other state or jurisdiction and we will not offer and/or sell Units in any state or jurisdiction unless we are qualified or licensed to sell Units in such state or jurisdiction. We authorize you, if you deem it inadvisable in arranging sales of Units for our account hereunder, to sell any of our Units to any particular Dealer, or other buyer, because of the securities or Blue Sky laws of any jurisdiction, to sell our Units to one or more other Underwriters at the Offering Price. Any transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the several Underwriters, in proportion to their respective underwriting obligations.

     8. Termination of Agreement. Unless earlier terminated by you, the provisions of Sections 2, 3, 6, 9 10 and 11 of this Agreement shall, except as otherwise provided therein, terminate thirty (30) full business days after the effective date of the Registration Statement herein referred to, but may be extended by you for an additional period or periods not exceeding thirty (30) full business days in the aggregate. You may, however, terminate this Agreement, or any provisions hereof, at any time by written or telegraphic notice to us.

     9. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Units, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for or in respect of the value of the Units or the validity or the form thereof, the Registration Statement, the Prospectus, the Best Efforts Underwriting Agreement, or other instruments executed by the Fund or others of any agreement on its or their part; nor shall you, as such Representative or otherwise, be liable under any of the provisions hereof, or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.




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     10. Acknowledgment of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Units as heretofore filed with the Securities and Exchange Commission, that we are familiar with the amendment(s) to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of Prospectus are correct and we authorize you so to advise the Fund on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments shall not release us or affect our obligations hereunder or under the Best Efforts Underwriting Agreement.

     11. Indemnification. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent of their several commitments under the Best Efforts Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the Fund as set forth in Section 7 of the Best Efforts Underwriting Agreement. The Agreement contained in this Section 16 shall survive any termination of this Agreement Among Underwriters.

     12. Capital Requirements. Not applicable

     13. Miscellaneous. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram, teletype, telex, telecopier, graphic scan, or other written form of telecommunication to us at our address as set forth in the Best Efforts Underwriting Agreement, or to you at the address set forth on the first page of this Agreement.

     You hereby confirm that you are registered as a broker-dealer with the United States Securities and Exchange Commission and that you are a member of the NASD and we confirm that we are either a member of the NASD or a foreign broker-dealer not eligible for membership under Section I of the Bylaws of the NASD, who agree to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof or residents therein, and, in making sales, to comply with the requirements of the NASD's Interpretation with Respect to Free Riding and Withholding, and with Sections 2730, 2740, and 2420 to the extent applicable to foreign nonmember brokers or dealers, and
Section 2750 of the NASD's Rules of Fair Practice.

     We will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned and the Rules and Regulations of the NASD, including, but not limited to, Section 2740 of the Rules of Fair Practice.

     This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective as between us at such time as you shall have confirmed same by returning an executed copy to us, and thereafter, as to us and the other Underwriters, upon execution by them of counterparts which are confirmed by you. In no event, however, shall we have any liability under this Agreement if the Best Efforts Underwriting Agreement is not executed.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.



Very truly yours,


------------------------------------
Attorney-in-Fact
for the Underwriter
named in Schedule A
to the Best Efforts Underwriting Agreement



Confirmed as of the date first above written.



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Investors Capital Corp.
As Managing Underwriter


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